UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 28, 2017
TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-33865	66-0555678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: 787-749-4949

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On April 28, 2017, Triple-S Management Corporation (the “Company”) held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”), at which the Company’s shareholders approved the Company’s 2017 Incentive Plan (the “Plan”). The Company may grant incentive stock options, qualified stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, including cash bonus awards, and other stock-based awards under the Plan, to our officers and employees, and those of our subsidiaries and/or affiliates. In addition, the Plan authorizes the grant of equity-based compensation incentives to our directors and to any independent contractors and consultants.

The following is a summary of the material provisions of the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan included as Exhibit A to the Company’s definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 16, 2017.

Plan Term. The Plan will have a 10-year term commencing on April 28, 2017, subject to earlier termination by the Company’s Board of Directors (the “Board”).

Authorized Shares. Subject to adjustment, up to 1,700,000 of the shares of the Company’s Class B common stock are available for awards granted under the Plan, plus the number of shares that were subject to any outstanding awards under the Company’s 2007 Incentive Plan (the “2007 Plan”) that are forfeited, cancelled, expire, terminate or otherwise lapse, in whole or in part, without the delivery of shares. No participant in the Plan may receive, in any calendar year, (i) stock options and stock appreciation rights that relate to more than 600,000 shares of the Company’s Class B common stock (“Class B shares”), (ii) restricted stock and restricted stock units that relate to more than 300,000 Class B shares, or (iii) performance awards or other stock-based awards that relate to more than 300,000 Class B shares. The maximum amount that may be paid in a calendar year in respect of an annual award denominated in cash or value other than Class B shares with respect to any participant shall be $3,000,000, and the maximum amount of a long-term incentive award denominated in cash shall be $1,500,000 multiplied by the number of years included in any applicable performance period(s) relating to such awards. No director may receive under the Plan in any calendar year: (i) stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards with a fair value as of the grant date of more than $300,000; and (ii) cash retainers and other cash-based awards of more than $300,000. Class B shares to be issued under the Plan may be made available from authorized but unissued Class B shares or Class B shares acquired by the Company.

If an award (other than a substitute award as defined below) expires, is forfeited, cancelled or otherwise terminates without the delivery of Class B shares, the Class B shares covered by such award will again be available for issuance under the Plan. Class B shares tendered or withheld in payment of an exercise price or for withholding taxes, however, will not be available for issuance under the Plan.  Class B shares underlying substitute awards shall not reduce the number of such shares available for delivery under the Plan. A “substitute award” is any award granted in assumption of, or in substitution for, an outstanding award previously granted by a corporation acquired by the Company or with which the Company combines.

Administration. The Board’s Compensation and Talent Development Committee (the “Compensation Committee”) will administer the Plan and will have authority to select individuals to whom awards are granted, determine the types of awards and number of shares covered, and determine the terms and conditions of awards, including the applicable vesting schedule, performance conditions, and whether the award will be settled in cash, shares or a combination of the two.

Types of Awards. The Plan provides for grants of incentive stock options, qualified stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, including cash bonus awards, and other stock-based awards.

• Stock options. An option is the right to purchase shares of Class B shares at a future date at a specified exercise price. The per share exercise price of options will be determined by the Compensation Committee but may not be less than the closing price of Class B shares on the date of grant (other than a substitute award). The Compensation Committee determines the date after which options may be exercised in whole or in part, and the expiration date of each option. However, no option award will be exercisable after the expiration of 10 years from the date the option is granted.

• Stock appreciation rights. A stock appreciation right is a contractual right granted to the participant to receive, in cash or shares, an amount equal to the appreciation of one or more Class B shares from the date of grant. Any stock appreciation rights will be granted subject to the same terms and conditions applicable to options, as described above.

• Restricted stock/restricted stock units. Shares of restricted stock are Class B shares subject to restrictions on transfer and a substantial risk of forfeiture. A restricted stock unit consists of a contractual right denominated in Class B shares which represents the right to receive the value of a Class B share at a future date, subject to certain vesting and other restrictions. Restricted stock and restricted stock units will be subject to restrictions and such other terms and conditions as the Compensation Committee may determine.

• Performance Awards. The Plan provides that grants of performance awards, including cash-denominated awards and (if determined by the Compensation Committee) restricted stock, restricted stock units or other stock-based awards, will be made based upon, and subject to achieving, certain “performance objectives” detailed in the Plan.

• Other awards. The Compensation Committee is authorized to grant other stock-based awards, either alone or in addition to other awards granted under the Plan. Other awards may be settled in shares, cash, awards granted under the Plan or any other form of property as the Compensation Committee determines.

Eligibility. Generally, all the Company’s employees and members of the Board will be eligible to participate in the Plan. From time to time, the Board will determine who will be granted awards, the number of shares or performance units subject to such grants, and the terms of awards. Under the Plan, awards may be granted to the Company’s employees, its directors and other individuals providing services to the Company, including but not limited to consultants, advisors and independent contractors.

Adjustments. The Compensation Committee will adjust the terms of any outstanding awards and the number of Class B shares issuable under the Plan for any change in Class B shares resulting from a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of the Class B shares, an issuance of shares pursuant to the anti-dilution provisions of the Class B shares or any other event that affects our capitalization if the Compensation Committee determines an adjustment is equitable or appropriate.

Termination of Service and Change in Control. The Compensation Committee will determine the effect of a termination of employment or service on awards granted under the Plan. Upon a change in control (as defined in the Plan), the Compensation Committee will determine whether outstanding options shall be assumed, continued or substituted. Awards assumed, continued or substituted by the acquirer in connection with a change in control will become fully vested if the participant employment is terminated without cause at any time during the 12 month period following the change in control. Only to the extent awards will not be assumed, continued or substituted, the Compensation Committee may provide that such awards will become fully vested upon such change in control.

Amendment, Modification and Termination. The Compensation Committee, from time to time, may suspend, discontinue, revise or amend the Plan and the Compensation Committee may amend the terms of any award in any respect, provided that no such action will adversely impair or affect the rights of a holder of an outstanding award under the Plan without the holder’s consent, and no such action will be taken without shareholder approval, if required by the rules of the stock exchange on which our shares are traded.

Clawback of Awards. Awards granted under the Plan shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Triple-S Management Corporation (the “Company”) was held on April 28, 2017 (the “Annual Meeting”). The matters that were voted upon at the Annual Meeting described in the Company’s definitive proxy statement, and the number of votes cast for or against each matter, as well as the number of abstentions and broker non-votes as to each matter, where applicable, is set forth below. Each proposal was approved by the shareholders.

Proposal 1 — Election of directors

The three nominees named in the definitive proxy statement were elected to serve as Group 1 directors until the 2020 annual meeting or until his/her successor is duly elected or qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Jorge L. Fuentes Benejam	17,201,793	624,086	5,410	889,593
Roberto Santa María-Ros	17,710,366	113,462	7,461	889,593
Cari. M. Dominguez	17,700,255	103,631	4,209	889,593

Proposal 2 — Ratification of the selection of the independent registered public accounting firm

The shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2017.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
18,697,985	14,436	8,461	0

Proposal 3 — Advisory vote on the compensation of our named executive officers

The shareholders voted to approve the compensation of the Company’s named executive officers listed in the definitive proxy statement for the Annual Meeting.  The shareholder vote is advisory and non-binding. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
17,631,568	179,573	20,148	889,593

Proposal 4 — Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers

The shareholders voted to approve a frequency of 1 year for future advisory votes on the compensation of the Company’s named executive officers.  The shareholder vote is advisory and non-binding. The voting results were as follows:

1 year	2 years	3 years	Abstain	Broker Non-Votes
14,884,786	7,031	2,924,796	14,676	889,593

Proposal 5 — Amendment to Article TENTH A of the Articles of Incorporation

The shareholders voted to approve the amendment to Article TENTH A of the Articles of Incorporation of the Company. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
17,770,513	41,281	19,495	889,593

Proposal 6 — Amendment to Article TENTH C of the Articles of Incorporation

The shareholders voted to approve the amendment to Article TENTH C of the Articles of Incorporation of the Company. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
17,786,280	28,514	16,495	889,593

Proposal 7 — Amendment to Article THIRTEENTH of the Articles of Incorporation

The shareholders voted to approve the amendment to Article THIRTEENTH of the Articles of Incorporation of the Company. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
17,788,247	28,514	14,528	889,593

Proposal 8 — Adoption of the Company’s 2017 Incentive Plan

The shareholders voted to adopt the Company’s 2017 Incentive Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
17,612,199	123,062	96,028	889,593

(d) At the Annual Meeting, more than a majority of the shares of common stock entitled to vote and present at the Annual Meeting voted in favor of a frequency of 1 year for future advisory votes on the compensation of the Company’s named executive officers. Accordingly, in light of this result and other factors considered by the Company’s Board of Directors (the “Board”), the Board determined that the Company will hold the advisory vote on the compensation of the Company’s named executive officers every year until no later than 2023, when the next shareholder vote on the frequency of future advisory votes on executive compensation is required under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1 Triple-S Management Corporation 2017 Incentive Plan, filed as Exhibit A to the definitive Proxy Statement of the Company on Schedule 14A filed on March 16, 2017, is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

Date: May 2, 2017	By:	/s/ Roberto García-Rodríguez
Name: Roberto García-Rodríguez
Title: President & Chief Executive Officer